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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 6, 1999, except as to Note 15 which is as of December 15, 1999, relating to the financial statements and financial statement schedule of Kulicke and Soffa Industries, Inc. which appears in Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 19, 2000